Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
DIVERSIFIED BOND FUND

PROSPECTUS OCT. 30, 2007
RIVERSOURCE DIVERSIFIED BOND FUND SEEKS TO PROVIDE SHAREHOLDERS WITH A HIGH LEVEL OF CURRENT INCOME WHILE CONSERVING THE VALUE OF THE INVESTMENT FOR THE LONGEST PERIOD OF TIME.

Classes A, B, C, I, R2, R3, R4, R5 and W

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus.
Any representation to the contrary is a criminal offense.

You may qualify for sales charge discounts on purchases of Class A shares. Please notify your financial institution if you have other accounts holding shares of RiverSource funds to determine whether you qualify for a sales charge discount. See "Buying and Selling Shares" for more information.

 NOT FDIC INSURED - MAY LOSE VALUE - NO BANK GUARANTEE

TABLE OF CONTENTS

THE FUND....................................................      3P
Objective...................................................      3p
Principal Investment Strategies.............................      3p
Principal Risks.............................................      4p
Past Performance............................................      7p
Fees and Expenses...........................................     11p
Other Investment Strategies and Risks.......................     13p
Fund Management and Compensation............................     15p
FINANCIAL HIGHLIGHTS........................................     17P
BUYING AND SELLING SHARES...................................     S.1
Description of Share Classes................................     S.1
   Investment Options -- Classes of Shares .................     S.1
   Sales Charges............................................     S.5
   Opening an Account.......................................    S.10
Exchanging or Selling Shares................................    S.13
   Exchanges................................................    S.15
   Selling Shares...........................................    S.17
VALUING FUND SHARES.........................................    S.18
DISTRIBUTIONS AND TAXES.....................................    S.19
Dividends and Capital Gain Distributions....................    S.19
Reinvestments...............................................    S.19
Taxes.......................................................    S.19
GENERAL INFORMATION.........................................    S.21

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2P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

THE FUND

OBJECTIVE

RiverSource Diversified Bond Fund (the Fund) seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time. Because any investment involves risk, there is no assurance this objective can be achieved. Only shareholders can change the Fund's objective.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its net assets in bonds and other debt securities. At least 50% of the Fund's net assets will be invested in securities like those included in the Lehman Brothers Aggregate Bond Index (the Index), which are investment grade and denominated in U.S. dollars. The Index includes securities issued by the U.S. government, corporate bonds, and mortgage- and asset-backed securities. Although the Fund emphasizes high- and medium-quality debt securities, it will assume some credit risk in an effort to achieve higher yield and/or capital appreciation by buying lower-quality (junk) bonds. Up to 25% of the Fund's net assets may be invested in foreign investments, which may include investments in emerging markets. The Fund will provide shareholders with at least 60 days' notice of any change in the 80% policy.

The selection of debt obligations is the primary decision in building the investment portfolio. In pursuit of the Fund's objective, the investment manager (RiverSource Investments, LLC) chooses investments by:

- Evaluating the portfolio's total exposure to sectors, industries and securities relative to the Index.

- Analyzing factors such as credit quality, interest rate outlook and price in seeking to select the most attractive securities within each sector.

- Investing in lower-quality (junk) bonds and foreign investments as attractive opportunities arise.

- Targeting an average portfolio duration within one year of the duration of the Index which, as of Aug. 31, 2007, was 4.64 years. Duration measures the sensitivity of bond prices to changes in interest rates. The longer the duration of a bond, the longer it will take to repay the principal and interest obligations and the more sensitive it will be to changes in interest rates. For example, a five-year duration means a bond is expected to decrease in value by 5% if interest rates rise 1% and increase in value by 5% if interest rates fall 1%.

In evaluating whether to sell a security, the investment manager considers, among other factors:

- Identification of more attractive investments based on relative value.

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                         RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 3P

- The portfolio's total exposure to sectors, industries and securities relative to the Index.

- Whether a security's rating has changed or is vulnerable to a change.

- Whether a sector or industry is experiencing change.

- Changes in the interest rate or economic outlook.

The investment manager may use derivatives such as futures, options, forward contracts and swaps, including credit default swaps, in an effort to produce incremental earnings, to hedge existing positions, to increase market exposure and investment flexibility, or to obtain or reduce credit exposure.

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:

ACTIVE MANAGEMENT RISK. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

CREDIT RISK. Credit risk is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Fund purchases unrated securities, or if the rating of a security is reduced after purchase, the Fund will depend on the investment manager's analysis of credit risk more heavily than usual. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, may react more to perceived changes in the ability of the issuing entity to pay interest and principal when due than to changes in interest rates. Non-investment grade securities have greater price fluctuations and are more likely to experience a default than investment grade bonds.

DERIVATIVES RISK. Derivatives are financial instruments that have a value which depends upon, or is derived from, the value of something else, such as one or more underlying securities, pools of securities, options, futures, indexes or currencies. Gains or losses involving derivative instruments may be substantial, because a relatively small price movement in the underlying security(ies), instrument, currency or index may result in a substantial gain or loss for the Fund. Derivative instruments in which the Fund invests will typically increase the Fund's exposure to Principal Risks to which it is otherwise exposed, and may expose the Fund to additional risks, including counterparty credit risk, leverage risk, hedging risk, correlation risk, and liquidity risk.

Hedging Risk. Hedging risk is the risk that derivative instruments used to hedge against an opposite position, may offset losses, but they may also offset gains.

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4P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

Correlation Risk. Correlation risk is related to hedging risk and is the risk that there may be an incomplete correlation between the hedge and the opposite position, which may result in increased or unanticipated losses.

Liquidity Risk. Liquidity risk is the risk that the derivative instrument may be difficult or impossible to sell or terminate, which may cause the Fund to be in a position to do something the investment manager would not otherwise choose, including accepting a lower price for the derivative instrument, selling other investments or foregoing another, more appealing investment opportunity.

Leverage Risk. Leverage risk is the risk that losses from the derivative instrument may be greater than the amount invested in the derivative instrument. Certain derivatives have the potential for unlimited losses, regardless of the size of the initial investment. See the SAI for more information on derivative instruments and related risks.

FOREIGN/EMERGING MARKETS RISK. The following are all components of foreign/emerging markets risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners and hostile relations with neighboring countries.

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                         RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 5P

INTEREST RATE RISK. Interest rate risk is the risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

LIQUIDITY RISK. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The Fund may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably.

PREPAYMENT AND EXTENSION RISK. Prepayment and extension risk is the risk that a bond or other security might be called or otherwise converted, prepaid, or redeemed before maturity. This risk is primarily associated with asset-backed securities, including mortgage-backed securities. If a security is converted, prepaid, or redeemed before maturity, particularly during a time of declining interest rates, the investment manager may not be able to reinvest in securities providing as high a level of income, resulting in a reduced yield to the Fund. Conversely, as interest rates rise, the likelihood of prepayment decreases. The investment manager may be unable to capitalize on securities with higher interest rates because the Fund's investments are locked in at a lower rate for a longer period of time.

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6P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

PAST PERFORMANCE

The following bar chart and table provide some illustration of the risks of investing in the Fund by showing, respectively:

- how the Fund's performance has varied for each full calendar year shown on the bar chart; and

- how the Fund's average annual total returns compare to recognized indexes shown on the table.

Both the bar chart and the table assume that all distributions have been reinvested. The performance of different classes varies because of differences in sales charges and other fees and expenses. How the Fund has performed in the past (before and after taxes) does not indicate how the Fund will perform in the future. Performance reflects any fee waivers/expense caps in effect for the periods reported. In the absence of such fee waivers/expense caps, performance would have been lower. See "Fees and Expenses" for any current fee waivers/expense caps.

Bar Chart. Class A share information is shown in the bar chart; the sales charge for Class A shares is not reflected in the bar chart.

Table. The table shows total returns from hypothetical investments in Class A, Class B, Class C, Class I, and Class R4 shares of the Fund. These returns are compared to the indexes shown for the same periods. For purposes of the performance calculation in the table we assumed:

- the maximum sales charge for Class A shares;

- sales at the end of the period and deduction of the applicable contingent deferred sales charge (CDSC) for Class B and Class C shares;

- no sales charge for Class I, and Class R4 shares; and

- with the exception of Class A shares, no adjustments for taxes paid by an investor on the reinvested income and capital gains.

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                         RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 7P

AFTER-TAX RETURNS

After-tax returns are shown only for Class A shares. After-tax returns for the other classes will vary. After-tax returns are calculated using the highest historical individual federal marginal income tax rate and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your tax situation and most likely will differ from the returns shown in the table. If you hold your shares in a tax-deferred account, such as a 401(k) plan or an IRA, the after-tax returns do not apply to you since you will not incur taxes until you begin to withdraw from your account.

The return after taxes on distributions for a period may be the same as the return before taxes for the same period if there were no distributions or if the distributions were small. The return after taxes on distributions and sale of Fund shares for a period may be greater than the return before taxes for the same period if there was a tax loss realized on sale of Fund shares. The benefit of the tax loss (since it can be used to offset other gains) may result in a higher return.

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                           CLASS A SHARE PERFORMANCE
                           (BASED ON CALENDAR YEARS)
                                  (BAR CHART)

              +9.94%     +5.86%     -0.22%     +7.03%     +7.33%     +5.63%     +4.61%     +4.41%     +2.09%     +5.37%
               1997       1998       1999       2000       2001       2002       2003       2004       2005       2006

During the periods shown in the bar chart, the highest return for a calendar quarter was +3.80% (quarter ended June 30, 1997) and the lowest return for a calendar quarter was -2.53% (quarter ended June 30, 2004).

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart; if reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The Fund's Class A year-to-date return at Sept. 30, 2007, was +3.34%.

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8P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDED DEC. 31, 2006)

                                                                  SINCE       SINCE
                                                                INCEPTION   INCEPTION
                                  1 YEAR   5 YEARS   10 YEARS   (CLASS C)   (CLASS I)
 RiverSource Diversified Bond
 Fund:
   Class A
      Return before taxes         +0.37%   +3.40%    +4.66%        N/A         N/A
      Return after taxes on
      distributions               -1.16%   +1.88%    +2.45%        N/A         N/A
      Return after taxes on
      distributions and sale of
      fund shares                 +0.21%   +1.98%    +2.59%        N/A         N/A
   Class B
      Return before taxes         -0.64%   +3.28%    +4.38%        N/A         N/A
   Class C
      Return before taxes         +3.35%   +3.62%      N/A       +4.68%(a)     N/A
   Class I
      Return before taxes         +5.73%     N/A       N/A         N/A       +4.05%(b)
   Class R4*
      Return before taxes         +5.55%   +4.58%    +5.32%        N/A         N/A
 Lehman Brothers Aggregate Bond
 Index (reflects no deduction
 for fees, expenses or taxes)     +4.33%   +5.06%    +6.24%      +6.33%(c)   +3.23%(d)
 Lipper Intermediate Investment
 Grade Index                      +4.47%   +4.93%    +5.87%      +6.15%(c)   +3.25%(d)

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  Inception date is June 26, 2000.
(b)  Inception date is March 4, 2004.
(c)  Measurement period started July 1, 2000.
(d)  Measurement period started March 1, 2004.

The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Intermediate Investment Grade Index includes the 30 largest investment grade funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

Classes R2, R3, R5 and W have not been in existence for a full calendar year and therefore performance information for these classes is not shown.

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                         RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 9P

Past performance for Class R2 for the period prior to the beginning of operations for that class may be calculated based on the performance of Class B. Past performance for Class R3 and Class W for the period prior to the beginning of operations for that class may be calculated based on the performance of Class
A. Past performance for Class R5 for the period prior to the beginning of operations for that class may be calculated based on the performance of Class R4. In each case, the blended class performance will be adjusted to reflect differences in sales charges, but not differences in annual Fund operating expenses (for example, 12b-1 fees). The use of blended performance generally results in higher performance for classes with higher operating expenses than those of the class with which they are blended, and lower performance for classes with lower operating expenses than those of the class with which they are blended.

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10P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

FEES AND EXPENSES

Fund investors pay various expenses. The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund. Expenses are based on the Fund's most recent fiscal year, adjusted to reflect current fees.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                                 CLASS I
                                                                                 CLASS R2
                                                                                 CLASS R3
                                                                                 CLASS R4(b)
                                                                                 CLASS R5
                                                CLASS A    CLASS B    CLASS C    CLASS W
 Maximum sales charge (load) imposed on
 purchases (as a percentage of offering
 price)                                          4.75%(a)   None       None         None
 Maximum deferred sales charge (load)
 imposed on sales (as a percentage of
 offering price at time of purchase)              None        5%         1%         None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS:
                                                   CLASS A    CLASS B    CLASS C    CLASS W
 Management fees                                    0.46%      0.46%      0.46%      0.46%
 Distribution (12b-1) fees                          0.25%      1.00%      1.00%      0.25%
 Other expenses(c)                                  0.26%      0.27%      0.27%      0.30%
 Total annual fund operating expenses               0.97%      1.73%      1.73%      1.01%
 Fee waiver/expense reimbursement                   0.08%      0.08%      0.08%      0.03%
 Total annual (net) fund operating expenses(d)      0.89%      1.65%      1.65%      0.98%


                                                                          CLASS
                                      CLASS I    CLASS R2    CLASS R3     R4(b)        CLASS R5
 Management fees                       0.46%      0.46%       0.46%        0.46%        0.46%
 Distribution (12b-1) fees             0.00%      0.50%       0.25%        0.00%        0.00%
 Other expenses(c)                     0.10%      0.40%       0.40%        0.40%        0.15%
 Total annual fund operating
 expenses                              0.56%      1.36%       1.11%        0.86%        0.61%
 Fee waiver/expense reimbursement      0.03%      0.03%       0.03%        0.09%        0.03%
 Total annual (net) fund operating
 expenses(d)                           0.53%      1.33%       1.08%        0.77%        0.58%

(a) This charge may be reduced depending on the value of your total investments in RiverSource Funds. See "Sales Charges."
(b) Effective Dec. 11, 2006, the following changes were implemented: renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.
(c) Other expenses include an administrative services fee, a transfer agency fee, a custody fee, other nonadvisory expenses and, for Class R2, Class R3 and Class R4, a plan administration services fee. Other expenses may also include fees and expenses of affiliated and unaffiliated funds (acquired funds) which the Fund indirectly bears when it invests in the acquired funds. Because acquired funds will have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred by the Fund with respect to such investments will vary.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 11P

(d) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Aug. 31, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.53% for Class I, 1.33% for Class R2, 1.08% for Class R3, 0.77% for Class R4, 0.58% for Class R5 and 0.98% for Class W.
[(e) In addition to the Fund's total annual operating expenses that the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the acquired funds (affiliated and unaffiliated funds) in which the Fund invests. The Fund's "Acquired fund fees and expenses," based on its investment in the acquired funds, is as shown.

EXAMPLES

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. These examples also assume that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                             1 YEAR      3 YEARS      5 YEARS      10 YEARS
 Class A(a)                                   $561        $761        $  978        $1,602
 Class B                                      $667(b)     $937(b)     $1,131(b)     $1,834(c)
 Class C                                      $267(b)     $537        $  931        $2,036
 Class I                                      $ 54        $176        $  309        $  698
 Class R2                                     $135        $427        $  741        $1,634
 Class R3                                     $110        $349        $  608        $1,350
 Class R4                                     $ 78        $265        $  467        $1,053
 Class R5                                     $ 59        $192        $  336        $  759
 Class W                                      $100        $318        $  554        $1,235

(a)  Includes a 4.75% sales charge.
(b)  Includes the applicable CDSC.
(c) Based on conversion of Class B shares to Class A shares in the ninth year of ownership.

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12P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

You would pay the following expenses if you did not redeem your shares:

                                             1 YEAR      3 YEARS      5 YEARS      10 YEARS
 Class A(a)                                   $561        $761         $978         $1,602
 Class B                                      $167        $537         $931         $1,834(b)
 Class C                                      $167        $537         $931         $2,036
 Class I                                      $ 54        $176         $309         $  698
 Class R2                                     $135        $427         $741         $1,634
 Class R3                                     $110        $349         $608         $1,350
 Class R4                                     $ 78        $265         $467         $1,053
 Class R5                                     $ 59        $192         $336         $  759
 Class W                                      $100        $318         $554         $1,235

(a)  Includes a 4.75% sales charge.
(b) Based on conversion of Class B shares to Class A shares in the ninth year of ownership.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Fund may utilize investment strategies that are not principal investment strategies, including investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds(ETFs), also referred to as "acquired funds") ownership of which results in the Fund bearing its proportionate share of the acquired funds' fees and expenses. Although ETFs are designed to replicate the price and yield of a specified market index, there is no guarantee that an ETF will track its specified market index, which may result in a loss. For more information on strategies and holdings, and the risks of such strategies, including derivative instruments that the Fund may use, see the Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

Unusual Market Conditions. During unusual market conditions, the Fund may temporarily invest more of its assets in money market securities than during normal market conditions. Although investing in these securities would serve primarily to attempt to avoid losses, this type of investing also could prevent the Fund from achieving its investment objective. During these times, the portfolio managers may make frequent securities trades that could result in increased fees, expenses and taxes, and decreased performance. Instead of investing in money market securities directly, the Fund may invest in shares of an affiliated money market fund. See "Cash Reserves" for more information.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 13P

Securities Transaction Commissions. Securities transactions involve the payment by the Fund of brokerage commissions to broker-dealers, on occasion as compensation for research or brokerage services (commonly referred to as "soft dollars"), as the portfolio managers buy and sell securities for the Fund in pursuit of its objective. A description of the policies governing the Fund's securities transactions and the dollar value of brokerage commissions paid by the Fund are set forth in the SAI. Funds that invest primarily in fixed income securities do not typically generate brokerage commissions that are used to pay for research or brokerage services. The brokerage commissions set forth in the SAI do not include implied commissions or mark-ups (implied commissions) paid by the Fund for principal transactions (transactions made directly with a dealer or other counterparty), including most fixed income securities (and certain other instruments, including derivatives). Brokerage commissions do not reflect other elements of transaction costs, including the extent to which the Fund's purchase and sale transactions may cause the market to move and change the market price for an investment.

Although brokerage commissions and implied commissions are not reflected in the expense table under "Fees and Expenses," they are reflected in the total return of the Fund.

Portfolio Turnover. Trading of securities may produce capital gains, which are taxable to shareholders when distributed. Active trading may also increase the amount of brokerage commissions paid or mark-ups to broker-dealers that the Fund pays when it buys and sells securities. Capital gains and increased brokerage commissions or mark-ups paid to broker-dealers may adversely affect a fund's performance. The Fund's historical portfolio turnover rate, which measures how frequently the Fund buys and sells investments, is shown in the "Financial Highlights."

Directed Brokerage. The Fund's Board of Directors (Board) has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the Fund as a factor in the selection of broker-dealers through which to execute securities transactions.

Additional information regarding securities transactions can be found in the SAI.

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14P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

FUND MANAGEMENT AND COMPENSATION

INVESTMENT MANAGER

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Fund pays RiverSource Investments a fee for managing its assets. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.46% of the Fund's average daily net assets. Under the Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's most recent annual or semiannual shareholder report.

Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Fund are:

Jamie Jackson, CFA, Portfolio Manager

- Co-managed the Fund since 2003.

- Leader of the liquid assets sector team.

- Joined RiverSource Investments in 2003.

- Co-head of U.S. Investment Grade Fixed Income, UBS Global Asset Management, 1997 to 2003.

- Began investment career in 1988.

- MBA, Marquette University.

Scott Kirby, Portfolio Manager

- Co-managed the Fund since 2003.

- Leader of the structured assets sector team.

- Employed by RiverSource Investments from 1979 to 1985 and from 1987 to the present.

- Began investment career in 1979.

- MBA, University of Minnesota.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 15P

Tom Murphy, CFA, Portfolio Manager

- Co-managed the Fund since 2003.

- Leader of the investment grade corporate bond sector team.

- Joined RiverSource Investments in 2002.

- Managing Director and Portfolio Manager, BlackRock Financial Management, 2002; various positions, Zurich Scudder, 1992 to 2002.

- Began investment career in 1986.

- MBA, University of Michigan.

Nicholas Pifer, CFA, Portfolio Manager

- Co-managed the Fund since 2003.

- Leader of the global sector team.

- Joined RiverSource Investments in 2000.

- Fixed Income Portfolio Manager, Investment Advisers, Inc., 1997 to 2000.

- Began investment career in 1990.

- MA, Johns Hopkins University School of Advanced International Studies.

Jennifer Ponce de Leon, Portfolio Manager

- Co-managed the Fund since 2003.

- Leader of the high yield sector team.

- Joined RiverSource Investments in 1997.

- Began investment career in 1989.

- MBA, De Paul University.

The fixed income department of RiverSource Investments is divided into six sector teams, each of which includes a portfolio manager or portfolio managers and several analysts, and each of which specializes in a specific sector of the fixed income market. The Fund's portfolio managers lead the teams that specialize in the sectors in which the Fund primarily invests, and collectively determine allocation of Fund assets among the sectors.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Fund.

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16P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

FINANCIAL HIGHLIGHTS

THE FINANCIAL HIGHLIGHTS TABLES ARE INTENDED TO HELP YOU UNDERSTAND THE FUND'S FINANCIAL PERFORMANCE. CERTAIN INFORMATION REFLECTS FINANCIAL RESULTS FOR A SINGLE FUND SHARE. THE TOTAL RETURNS IN THE TABLES REPRESENT THE RATE THAT AN INVESTOR WOULD HAVE EARNED OR LOST ON AN INVESTMENT IN THE FUND (ASSUMING REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS). THE INFORMATION FOR THE FISCAL YEAR ENDED AUG. 31, 2007 HAS BEEN DERIVED FROM THE FINANCIAL STATEMENTS AUDITED BY ERNST & YOUNG LLP, WHOSE REPORT, ALONG WITH THE FUND'S FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS, IS INCLUDED IN THE ANNUAL REPORT WHICH, IF NOT INCLUDED WITH THIS PROSPECTUS, IS AVAILABLE UPON REQUEST. THE INFORMATION FOR THE PERIODS ENDED ON OR BEFORE AUG. 31, 2006 HAS BEEN AUDITED BY KPMG LLP.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period      $4.77          $4.89          $4.87          $4.78          $4.75
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .21(b)         .19            .18            .18            .20
Net gains (losses) (both realized and
 unrealized)                                .05           (.11)           .03            .08            .03
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .26            .08            .21            .26            .23
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.21)          (.20)          (.19)          (.17)          (.20)
Tax return of capital                      (.01)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.22)          (.20)          (.19)          (.17)          (.20)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.81          $4.77          $4.89          $4.87          $4.78
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $1,937         $2,013         $1,774         $1,933         $2,280
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                         .89%(e)        .89%(e)        .94%(e)        .98%(e)        .97%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.43%          4.09%          3.67%          3.55%          4.16%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%           281%           300%           279%           256%
-----------------------------------------------------------------------------------------------------------
Total return(f)                           5.54%          1.64%          4.38%          5.54%          4.91%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 0.97%, 0.99%, 1.02% and 1.00% for the years ended Aug. 31, 2007, 2006, 2005 and 2004, respectively.
(f)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 17P

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period      $4.77          $4.89          $4.88          $4.78          $4.75
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .18(b)         .16            .15            .14            .16
Net gains (losses) (both realized and
 unrealized)                                .04           (.12)           .01            .09            .03
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .22            .04            .16            .23            .19
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.16)          (.15)          (.13)          (.16)
Tax return of capital                      (.00)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.18)          (.16)          (.15)          (.13)          (.16)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.81          $4.77          $4.89          $4.88          $4.78
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $304           $402           $484           $628           $902
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.65%(e)       1.65%(e)       1.70%(e)       1.73%(e)       1.73%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              3.66%          3.31%          2.92%          2.78%          3.40%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%           281%           300%           279%           256%
-----------------------------------------------------------------------------------------------------------
Total return(f)                           4.74%           .88%          3.39%          4.95%          4.12%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 1.73%, 1.76%, 1.78% and 1.75% for the years ended Aug. 31, 2007, 2006, 2005 and 2004, respectively.
(f)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

18P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period      $4.77          $4.90          $4.88          $4.78          $4.75
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .18(b)         .16            .15            .14            .16
Net gains (losses) (both realized and
 unrealized)                                .04           (.13)           .02            .09            .03
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .22            .03            .17            .23            .19
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.16)          (.15)          (.13)          (.16)
Tax return of capital                      (.00)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.18)          (.16)          (.15)          (.13)          (.16)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.81          $4.77          $4.90          $4.88          $4.78
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $17            $17            $18            $21            $27
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.65%(e)       1.66%(e)       1.70%(e)       1.73%(e)       1.74%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              3.67%          3.31%          2.93%          2.79%          3.34%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%           281%           300%           279%           256%
-----------------------------------------------------------------------------------------------------------
Total return(f)                           4.73%           .66%          3.60%          4.95%          4.11%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 1.73%, 1.76%, 1.79% and 1.75% for the years ended Aug. 31, 2007, 2006, 2005 and 2004, respectively.
(f)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 19P

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,            2007              2006           2005        2004(B)
Net asset value, beginning of period      $4.78          $4.89          $4.88          $4.91
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .23(c)         .21            .20            .11
Net gains (losses) (both realized and
 unrealized)                                .04           (.11)           .02           (.04)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .27            .10            .22            .07
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.22)          (.21)          (.21)          (.10)
Tax return of capital                      (.01)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.23)          (.21)          (.21)          (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.82          $4.78          $4.89          $4.88
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $386           $276            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                         .54%(f)        .54%(f)        .60%           .59%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.80%          4.59%          4.01%          3.13%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%           281%           300%           279%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           5.90%          2.19%          4.53%          1.43%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to Aug. 31, 2004.
(c) Per share amount has been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class I would have been 0.56% and 0.55% for the years ended Aug. 31, 2007 and 2006, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

20P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,           2007(B)
Net asset value, beginning of period      $4.81
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .14(c)
Net gains (losses) (both realized and
 unrealized)                               (.02)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .12
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.13)
Tax return of capital                      (.00)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.13)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.80
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.32%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.06%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           2.70%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amount has been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 21P

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,           2007(B)
Net asset value, beginning of period      $4.81
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .15(c)
Net gains (losses) (both realized and
 unrealized)                               (.02)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .13
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.14)
Tax return of capital                      (.00)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.14)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.80
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.06%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.33%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           2.90%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amount has been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

22P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period      $4.77          $4.89          $4.88          $4.78          $4.75
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .22(b)         .20            .19            .18            .21
Net gains (losses) (both realized and
 unrealized)                                .04           (.12)           .02            .10            .03
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .26            .08            .21            .28            .24
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.22)          (.20)          (.20)          (.18)          (.21)
Tax return of capital                      (.01)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.23)          (.20)          (.20)          (.18)          (.21)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.80          $4.77          $4.89          $4.88          $4.78
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $78           $173           $202           $203           $268
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                         .73%(e)        .73%(e)        .78%(e)        .81%(e)        .81%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.53%          4.24%          3.85%          3.70%          4.34%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%           281%           300%           279%           256%
-----------------------------------------------------------------------------------------------------------
Total return(f)                           5.49%          1.81%          4.34%          5.92%          5.08%
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 0.83%, 0.82%, 0.86% and 0.83% for the years ended Aug. 31, 2007, 2006, 2005 and 2004, respectively.
(f)  Total return does not reflect payment of a sales charge.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 23P

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,           2007(B)
Net asset value, beginning of period      $4.81
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .17(c)
Net gains (losses) (both realized and
 unrealized)                               (.02)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .15
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)
Tax return of capital                      (.00)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.16)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.80
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .57%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.81%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           3.25%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amount has been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class R5 would have been 0.59% for the period ended Aug. 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

24P RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED AUG. 31,           2007(B)
Net asset value, beginning of period      $4.82
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .15(c)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)
Tax return of capital                      (.00)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.16)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.81
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $223
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .97%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.32%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         295%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           2.71%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to Aug. 31, 2007.
(c) Per share amount has been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class W would have been 0.98% for the period ended Aug. 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

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                        RIVERSOURCE DIVERSIFIED BOND FUND -- 2007 PROSPECTUS 25P

BUYING AND SELLING SHARES

The RiverSource funds are available through broker-dealers, certain 401(k) or other qualified and nonqualified plans, banks, or other financial intermediaries or institutions (financial institutions). THESE FINANCIAL INSTITUTIONS MAY CHARGE YOU ADDITIONAL FEES FOR THE SERVICES THEY PROVIDE AND THEY MAY HAVE DIFFERENT POLICIES NOT DESCRIBED IN THIS PROSPECTUS. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. Additionally, recordkeeping, transaction processing and payments of distributions relating to your account may be performed by the financial institutions through which shares are held. Since the fund may not have a record of your transactions, you should always contact the financial institution through which you purchased the fund to make changes to or give instructions concerning your account or to obtain information about your account. The fund, the distributor and the transfer agent are not responsible for the failure of one of these financial institutions to carry out its obligations to its customers.

DESCRIPTION OF SHARE CLASSES

INVESTMENT OPTIONS -- CLASSES OF SHARES

The RiverSource funds offer different classes of shares. There are differences among the fees and expenses for each class. See the "Fees and Expenses" table for more information. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial institution can help you with this decision. The following table shows the key features of each class. (The cover of this prospectus indicates which classes are currently offered for this Fund.)

INVESTMENT OPTIONS SUMMARY

See the "Fees and Expenses" table to determine which classes are offered by this fund.

                                                  CONTINGENT                                   PLAN
                               INITIAL            DEFERRED SALES             DISTRIBUTION AND  ADMINISTRATION
           AVAILABILITY        SALES CHARGE       CHARGE (CDSC)              SERVICE FEE(A)    FEE
-------------------------------------------------------------------------------------------------------------
Class A    Available to        Yes. Payable at    No.                        Yes.              No.
           all investors.      time of purchase.                             0.25%
                               Lower sales
                               charge for larger
                               investments.
-------------------------------------------------------------------------------------------------------------
Class      Available to        No. Entire         Maximum 5% CDSC during     Yes.              No.
  B(b)     all investors.      purchase price is  the first year decreasing  1.00%
                               invested in        to 0% after six years.
                               shares of the
                               fund.
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

S.1                                                                     S-6400-6

INVESTMENT OPTIONS SUMMARY (CONTINUED)
                                                  CONTINGENT                                   PLAN
                               INITIAL            DEFERRED SALES             DISTRIBUTION AND  ADMINISTRATION
           AVAILABILITY        SALES CHARGE       CHARGE (CDSC)              SERVICE FEE(A)    FEE
-------------------------------------------------------------------------------------------------------------
Class C    Available to        No. Entire         1% CDSC may apply if you   Yes.              No.
           all investors.      purchase price is  sell shares within one     1.00%
                               invested in        year after purchase.
                               shares of the
                               fund.
-------------------------------------------------------------------------------------------------------------
Class I    Limited to          No.                No.                        No.               No.
           qualifying
           institutional
           investors.
-------------------------------------------------------------------------------------------------------------
Class R2   Limited to          No.                No.                        Yes.              Yes.
           qualifying                                                        0.50%             0.25%
           institutional
           investors.
-------------------------------------------------------------------------------------------------------------
Class R3   Limited to          No.                No.                        Yes.              Yes.
           qualifying                                                        0.25%             0.25%
           institutional
           investors.
-------------------------------------------------------------------------------------------------------------
Class R4   Limited to          No.                No.                        No.               Yes.
           qualifying                                                                          0.25%
           institutional
           investors.
-------------------------------------------------------------------------------------------------------------
Class R5   Limited to          No.                No.                        No.               No.
           qualifying
           institutional
           investors.
-------------------------------------------------------------------------------------------------------------
Class W    Limited to          No.                No.                        Yes.              No.
           qualifying                                                        0.25%
           discretionary
           managed accounts.
-------------------------------------------------------------------------------------------------------------

(a) For Class A, Class B, Class C, Class R2, Class R3 and Class W shares, each fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended, that allows it to pay distribution and shareholder servicing-related expenses for the sale of shares. Because these fees are paid out of a fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of distribution (sales) or servicing charges.
(b)  See "Buying and Selling Shares, Sales Charges, Class B and Class
     C -- contingent deferred sales charge alternative" for more information on the timing of conversion of Class B shares to Class A shares. Timing will vary depending on the date of your original purchase of the Class B shares.

DISTRIBUTION AND SERVICE FEES

The distribution and shareholder servicing fees for Class A, Class B, Class C, Class R2, Class R3 and Class W are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, and are used to reimburse the distributor for certain expenses it incurs in connection with distributing a fund's shares and providing services to fund shareholders. These expenses include payment of distribution and shareholder servicing fees to financial institutions that sell shares of the fund, up to 0.50% of the average daily net assets of Class R2 shares sold and held through them and up to 0.25% of the average daily net assets of Class A, Class B, Class C, Class R3 and Class W shares sold and held through them. For Class A, Class B, Class R2, Class R3 and Class W shares, the distributor begins to pay these fees immediately after

--------------------------------------------------------------------------------

                                                                             S.2
purchase. For Class C shares, the distributor begins to pay these fees one year after purchase. Financial institutions also receive distribution fees up to 0.75% of the average daily net assets of Class C shares sold and held through them, which the distributor begins to pay one year after purchase.

For Class B shares, and, for the first year after sale only, for Class C shares, the fund's distributor retains the distribution fee of up to 0.75% in order to finance the payment of sales commissions to financial institutions that sell Class B shares, and to pay for other distribution related expenses. Financial institutions may compensate their financial advisors with the shareholder servicing and distribution fees paid to them by the distributor.

PLAN ADMINISTRATION FEE

Class R2, Class R3 and Class R4 pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class R2, Class R3 and Class R4 is equal on an annual basis to 0.25% of assets attributable to the respective class.

DETERMINING WHICH CLASS OF SHARES TO PURCHASE

CLASS A, CLASS B AND CLASS C SHARES.

If your investments in RiverSource funds total $100,000 or more, Class A shares may be the better option because the sales charge is reduced for larger purchases.

If you invest less than $100,000, consider how long you plan to hold your shares. Class B shares have a higher annual distribution fee than Class A shares and a CDSC for six years. Class B shares convert to Class A shares in the ninth year of ownership. Class B shares purchased through reinvested dividends and distributions also will convert to Class A shares in the same proportion as the other Class B shares.

Class C shares also have a higher annual distribution fee than Class A shares. Class C shares have no sales charge if you hold the shares for longer than one year. Unlike Class B shares, Class C shares do not convert to Class A. As a result, you will pay a distribution fee for as long as you hold Class C shares. If you choose a deferred sales charge option (Class B or Class C), you should consider the length of time you intend to hold your shares. To help you determine which investment is best for you, consult your financial institution.

CLASS I SHARES.

The following eligible investors may purchase Class I shares:

- Any fund distributed by RiverSource Distributors, Inc., if the fund seeks to achieve its investment objective by investing primarily in shares of the fund and other RiverSource funds.

Class I shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

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S.3

CLASS R SHARES.

The following eligible institutional investors may purchase Class R2, Class R3, Class R4 and Class R5 shares:

- Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

- Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, if approved by the distributor, the following eligible institutional investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds).

- Bank Trusts departments.

Class R shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SAR-SEPs, SIMPLE IRAs and individual 403(b) plans.

Class R shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made and no exchanges to Class W shares of another fund may be made outside of a discretionary managed account.

IN ADDITION, FOR CLASS I, CLASS R AND CLASS W SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT INVESTMENTS FROM OTHER PURCHASERS NOT LISTED ABOVE.

For more information, see the SAI.

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                                                                             S.4

SALES CHARGES

CLASS A -- INITIAL SALES CHARGE ALTERNATIVE:

Your purchase price for Class A shares is generally the net asset value (NAV) plus a front-end sales charge. The distributor receives the sales charge and re-allows a portion of the sales charge to the financial institution through which you purchased the shares. The distributor retains the balance of the sales charge. Sales charges vary depending on the amount of your purchase.

SALES CHARGE* FOR CLASS A SHARES

                                                                      MAXIMUM REALLOWANCE
                            AS A % OF             AS A % OF                AS A % OF
TOTAL MARKET VALUE       PURCHASE PRICE**    NET AMOUNT INVESTED         PURCHASE PRICE
--------------------------------------------------------------------------------------------
 Up to $49,999                 4.75%                 4.99%                    4.00%
 $50,000 -- $99,999            4.25                  4.44                     3.50
 $100,000 -- $249,999          3.50                  3.63                     3.00
 $250,000 -- $499,999          2.50                  2.56                     2.15
 $500,000 -- $999,999          2.00                  2.04                     1.75
 $1,000,000 or more            0.00                  0.00                     0.00***

  * Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.
 ** Purchase price includes the sales charge.
 ***Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial institution the following: a sales commission of up to 1.00% for a sale with a total market value of $1,000,000 to $2,999,999; a sales commission up to 0.50% for a sale of $3,000,000 to $9,999,999; and a sales commission up to 0.25% for a sale of $10,000,000 or more.

INITIAL SALES CHARGE -- RIGHTS OF ACCUMULATION. You may be able to reduce the sales charge on Class A shares, based on the combined market value of your accounts. The current market values of the following investments are eligible to be added together for purposes of determining the sales charge on your purchase:

- Your current investment in a fund; and

- Previous investments you and members of your primary household group have made in Class A, Class B or Class C shares in the fund and other RiverSource funds, provided your investment was subject to a sales charge. Your primary household group consists of you, your spouse or domestic partner and your unmarried children under age 21 sharing a mailing address.

The following accounts are eligible to be included in determining the sales charge on your purchase:

- Individual or joint accounts;

- Roth and traditional IRAs, SEPs, SIMPLEs and TSCAs, provided they are invested in Class A, Class B or Class C shares that were subject to a sales charge;

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S.5

- UGMA/UTMA accounts for which you, your spouse, or your domestic partner is parent or guardian of the minor child;

- Revocable trust accounts for which you or a member of your primary household group, individually, is the beneficial owner/grantor;

- Accounts held in the name of your, your spouse's, or your domestic partner's sole proprietorship or single owner limited liability company or S corporation; and

- Qualified retirement plan assets, provided that you are the sole owner of the business sponsoring the plan, are the sole participant (other than a spouse) in the plan, and have no intention of adding participants to the plan.

The following accounts are not eligible to be included in determining the sales charge on your purchase:

- Accounts of pension and retirement plans with multiple participants, such as 401(k) plans (which are combined to reduce the sales charge for the entire pension or retirement plan and therefore are not used to reduce the sales charge for your individual accounts);

- Investments in Class A shares where the sales charge is waived, for example, purchases through wrap accounts;

- Investments in Class D, Class E, Class I, Class R2, Class R3, Class R4, Class R5, Class W or Class Y shares;

- Investments in 529 plans, donor advised funds, variable annuities, variable life insurance products, wrap accounts or managed separate accounts; and

- Charitable and irrevocable trust accounts.

If you purchase RiverSource fund shares through different financial institutions, and you want to include those assets toward a reduced sales charge, you must inform your financial institution in writing about the other accounts when placing your purchase order. Contact your financial institution to determine what information is required.

Unless you provide your financial institution in writing with information about all of the accounts that may count toward a sales charge reduction, there can be no assurance that you will receive all of the reductions for which you may be eligible. You should request that your financial institution provide this information to the fund when placing your purchase order.

For more information on rights of accumulation, please see the SAI.

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                                                                             S.6

INITIAL SALES CHARGE -- LETTER OF INTENT (LOI). Generally, if you intend to invest $50,000 or more over a period of 13 months or less, you may be able to reduce the front-end sales charges for investments in Class A shares by completing and filing a LOI form. The LOI becomes effective only after the form is processed in good order by the fund. An LOI can be backdated up to a maximum of 90 days. If the LOI is backdated, you may include prior investments in Class A shares that were charged a front-end sales load toward the LOI commitment amount. If the LOI is backdated, the 13-month period begins on the date of the earliest purchase included in the LOI.

Holdings More than 90 Days Old. Purchases made more than 90 days before your LOI is processed by the fund will not be counted toward the commitment amount of the LOI and cannot be used as the starting point for the LOI. While these purchases cannot be included in an LOI, they may help you obtain a reduced sales charge on future purchases as described in "Initial Sales Charge -- Rights of Accumulation."

Notification Obligation. You must request the reduced sales charge when you buy shares. If you do not complete and file the LOI form, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge. You should request that your financial institution provide this information to the fund when placing your purchase order. For more details on LOIs, please contact your financial institution or see the SAI.

INITIAL SALES CHARGE -- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:

- current or retired Board members, officers or employees of RiverSource funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- current or retired Ameriprise Financial Services, Inc. (Ameriprise Financial Services) financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- registered representatives and other employees of financial institutions having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.

- portfolio managers employed by subadvisers of the RiverSource funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- qualified employee benefit plans offering participants daily access to RiverSource funds. Eligibility must be determined in advance. For assistance, please contact your financial institution.

- direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer of Class R or Class Y shares in a fund to Class A shares in the same fund.

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S.7

- purchases made:

  - with dividend or capital gain distributions from a fund or from the same class of another RiverSource fund;

  - through or under a wrap fee product or other investment product sponsored by a financial institution having a selling agreement with the distributor;

  - through state sponsored college savings plans established under Section 529 of the Internal Revenue Code;

  - through bank trust departments.

- shareholders whose original purchase was in a Strategist fund merged into a RiverSource fund in 2000.

The distributor may, in its sole discretion, authorize the waiver of sales charges for additional purchases or categories of purchases. Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.

Unless you provide your financial institution with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial institution provide this information to the fund when placing your purchase order.

Because the current prospectus is available on RiverSource Investment's website free of charge, RiverSource Investments does not disclose this information separately on the website.

CLASS B AND CLASS C -- CONTINGENT DEFERRED SALES CHARGE ALTERNATIVE

FOR CLASS B, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline:

IF THE SALE IS MADE DURING THE:                      THE CDSC PERCENTAGE RATE IS:*
 First year                                                        5%
 Second year                                                       4%
 Third year                                                        4%
 Fourth year                                                       3%
 Fifth year                                                        2%
 Sixth year                                                        1%
 Seventh or eighth year                                            0%

* Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.

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                                                                             S.8

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial institutions that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

Purchases made prior to May 21, 2005 age on a calendar year basis. Purchases made beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 completed its first year on Nov. 11, 2006 under daily aging.

Class B shares purchased prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased beginning May 21, 2005 will convert to Class A shares one month after the completion of the eighth year of ownership.

FOR CLASS C, a 1% CDSC may be charged if you sell your shares within one year after purchase. Although there is no front-end sales charge when you buy Class C shares, the distributor pays a sales commission of 1% to financial institutions that sell Class C shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class C shares.

For both Class B and Class C, if the amount you sell causes the value of your investment to fall below the cost of the shares you have purchased, the CDSC will be based on the lower of the cost of those shares purchased or market value. Because the CDSC is imposed only on sales that reduce your total purchase payments, you do not have to pay a CDSC on any amount that represents appreciation in the value of your shares, income earned by your shares, or capital gains. In addition, the CDSC on your sale, if any, will be based on your oldest purchase payment. The CDSC on the next amount sold will be based on the next oldest purchase payment.

EXAMPLE

Assume you had invested $10,000 in Class B shares and that your investment had appreciated in value to $12,000 after 3 1/2 years, including reinvested dividends and capital gain distributions. You could sell up to $2,000 worth of shares without paying a CDSC ($12,000 current value less $10,000 purchase amount). If you sold $2,500 worth of shares, the CDSC would apply to the $500 representing part of your original purchase price. The CDSC rate would be 3% because the sale was made during the fourth year after the purchase.

CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:
- in the event of the shareholder's death;

- held in trust for an employee benefit plan; or

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S.9

- held in IRAs or certain qualified plans, such as Keogh plans, tax-sheltered custodial accounts or corporate pension plans, provided that the shareholder is:

  - at least 59 1/2 years old AND

  - taking a retirement distribution (if the sale is part of a transfer to an IRA or qualified plan, or a custodian-to-custodian transfer, the CDSC will not be waived) OR

  - selling under an approved substantially equal periodic payment arrangement.

CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares in the event of the shareholder's death.

CLASS I, CLASS R2, CLASS R3, CLASS R4, CLASS R5 AND CLASS W -- NO SALES CHARGE. For Class I, Class R2, Class R3, Class R4, Class R5 and Class W there is no initial sales charge or CDSC.

OPENING AN ACCOUNT

Financial institutions are required by law to obtain certain personal information from each person who opens an account in order to verify the identity of the person. As a result, when you open an account you will be asked to provide your name, permanent street address, date of birth, and Social Security or Employer Identification number. You may also be asked for other identifying documents or information. If you do not provide this information, the financial institution through which you are investing in the fund may not be able to open an account for you. If the financial institution through which you are investing in the fund is unable to verify your identity, your account may be closed, or other steps may be taken, as deemed appropriate.

When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the fund or an authorized financial institution.

Your financial institution may establish and maintain your account directly or it may establish and maintain your account with the distributor. The distributor may appoint servicing agents to accept purchase orders and to accept exchange (and sale) orders on its behalf. Accounts maintained by the distributor will be supported by the fund's transfer agent.

METHODS OF PURCHASING SHARES

These methods of purchasing shares apply to Class A, Class B, and Class C shares.

THROUGH AN ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INSTITUTION

ALL REQUESTS        The financial institution through which you buy shares may have different policies not described in this prospectus,
                    including different minimum investment amounts and minimum account balances.
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                                                                            S.10

THROUGH AN ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL The financial institution through which you buy shares may establish an account directly with the fund. To establish an account in this fashion, complete a RiverSource funds account application with your financial advisor or investment professional, and mail the account application to the address below. Account applications may be requested by calling (888) 791-3380. Make your check payable to the fund. The fund does not accept cash, credit card convenience checks, money orders, traveler's checks, starter checks, third or fourth party checks, or other cash equivalents.

                    Mail your check and completed application to:

                    REGULAR MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                   P.O. BOX 8041
                                   BOSTON, MA 02266-8041

                    EXPRESS MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                   C/O BFDS
                                   30 DAN ROAD
                                   CANTON, MA 02021-2809

                    If you already have an account, include your name, account number and the name of the fund and class of shares along with your check. You can make scheduled investments in the fund by moving money from your checking account or savings account. See the Minimum Investment and Account Balance chart below for more information regarding scheduled investment plans.
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BY WIRE OR ACH      Fund shares purchased through the distributor may be paid
                    for by federal funds wire. Before sending a wire, call (888)
                    791-3380 to notify the distributor of the wire and to receive further instructions.

                    If you are establishing an account with a wire purchase, you are required to send a signed account application to the address above. Please include the wire control number or your new account number on the application.

                    Your bank or financial institution may charge additional fees for wire transactions.
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S.11

BY EXCHANGE         Call (888) 791-3380 or send signed written instructions to the address above.
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MINIMUM INVESTMENT AND ACCOUNT BALANCE

                                                            RIVERSOURCE ABSOLUTE
                                                            RETURN CURRENCY
                                                            AND INCOME FUND
                       FOR ALL FUNDS,                       RIVERSOURCE FLOATING
                       CLASSES AND                          RATE FUND
                       ACCOUNTS EXCEPT                      RIVERSOURCE INFLATION
                       THOSE LISTED TO THE   TAX QUALIFIED  PROTECTED SECURITIES
                       RIGHT (NONQUALIFIED)  ACCOUNTS       FUND                       CLASS W
----------------------------------------------------------------------------------------------
INITIAL INVESTMENT     $2,000                $1,000         $5,000                     $500
----------------------------------------------------------------------------------------------
ADDITIONAL
   INVESTMENTS         $100                  $100           $100                       None
----------------------------------------------------------------------------------------------
ACCOUNT BALANCE*       $300                  None           $2,500                     $500

  * If your fund account balance falls below the minimum account balance for any reason, including a market decline, you may be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.
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MINIMUM INVESTMENT AND ACCOUNT BALANCE -- SCHEDULED INVESTMENT PLANS

                                                            RIVERSOURCE ABSOLUTE
                                                            RETURN CURRENCY
                       FOR ALL FUNDS,                       AND INCOME FUND
                       CLASSES AND                          RIVERSOURCE FLOATING
                       ACCOUNTS EXCEPT                      RATE FUND
                       THOSE LISTED TO THE   TAX QUALIFIED  RIVERSOURCE INFLATION
                       RIGHT (NONQUALIFIED)  ACCOUNTS       PROTECTED SECURITIES FUND  CLASS W
----------------------------------------------------------------------------------------------
INITIAL INVESTMENT     $100                  $100           $5,000                     $500
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ADDITIONAL
   INVESTMENTS         $100                  $50            $100                       None
----------------------------------------------------------------------------------------------
ACCOUNT BALANCE**      None                  None           $2,500                     $500

 ** If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.
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These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap accounts, for accounts that are part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

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                                                                            S.12

Please contact your financial institution for information regarding wire or electronic funds transfer.

EXCHANGING OR SELLING SHARES

You may exchange or sell shares by having your financial institution process your transaction. If your account is maintained directly with your financial institution, you must contact that financial institution to exchange or sell shares of the fund. If your account was established with the distributor, there are a variety of methods you may use to exchange or sell shares of the fund.

WAYS TO REQUEST AN EXCHANGE OR SALE OF SHARES

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INSTITUTION

ALL REQUESTS        You can exchange or sell shares by having your financial
                    institution process your transaction. The financial
                    institution through which you purchased shares may have
                    different policies not described in this prospectus,
                    including different transaction limits, exchange policies
                    and sale procedures.
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ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL             Mail your exchange or sale request to:

                    REGULAR MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                   P.O. BOX 8041
                                   BOSTON, MA 02266-8041

                    EXPRESS MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                   C/O BFDS
                                   30 DAN ROAD
                                   CANTON, MA 02021-2809

                    Include in your letter:

                    - your name

                    - the name of the fund(s)

                    - your account number

                    - the class of shares to be exchanged or sold

                    - your Social Security number or Employer Identification
                      number

                    - the dollar amount or number of shares you want to exchange or sell

                    - specific instructions regarding delivery or exchange
                      destination

                    - signature(s) of registered account owner(s)
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S.13

BY MAIL (CONT.)
                    - any special documents the transfer agent may require in
                      order to process your order

                    Corporate, trust or partnership accounts may need to send additional documents.

                    Payment will be mailed to the address of record and made payable to the names listed on the account, unless your request specifies differently and is signed by all owners.

                    A Medallion Signature Guarantee is required if:

                    - Amount is over $50,000.

                    - You want your check made payable to someone other than
                      yourself.

                    - Your address has changed within the last 30 days.

                    - You want the check mailed to an address other than the
                      address of record.

                    - You want the proceeds sent to a bank account not on file.

                    - You are the beneficiary of the account and the account
                      owner is deceased (additional documents may be required).

                    A Medallion Signature Guarantee assures that a signature is genuine and not a forgery. The financial institution providing the Guarantee is financially liable for the transaction if the signature is a forgery. Eligible guarantors include commercial banks, trust companies, savings associations, and credit unions as defined by the Federal Deposit Insurance Act. Note: A guarantee from a notary public is not acceptable.

                    NOTE: Any express mail delivery charges you pay will vary depending on domestic or international delivery instructions.
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BY TELEPHONE        Call (888) 791-3380. Unless you elect not to have telephone exchange and sale privileges, they will automatically be
                    available to you. Reasonable procedures will be used to
                    confirm authenticity of telephone exchange or sale requests.
                    Telephone privileges may be modified or discontinued at any time. Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate or
                    qualified retirement accounts. You may request that these
                    privileges NOT apply by writing to the address above.
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                                                                            S.14

                    Payment will be mailed to the address of record and made payable to the names listed on the account.

                    Telephone sale requests are limited to $100,000 per day.
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BY WIRE OR ACH      You can wire money from your fund account to your bank
                    account. Make sure we have your bank account information on file. If we do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip.

                    Call (888) 791-3380 or send a letter of instruction, with a Medallion Signature Guarantee if required, to the address above.

                    A service fee may be charged against your account for each wire sent.

                    Minimum amount: $100

                    Your bank or financial institution may charge additional fees for wire transactions.
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BY SCHEDULED
PAYOUT PLAN         You may elect to receive regular periodic payments through an automatic sale of shares. See the SAI for more
                    information.
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IMPORTANT: Payments sent by a bank authorization or check that are not guaranteed may take up to ten days to clear. This may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

EXCHANGES

Generally, you may exchange your fund shares for shares of the same class of any other publicly offered RiverSource fund without a sales charge. For complete information on the fund you are exchanging into, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after your transaction request is received in good order.

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S.15

MARKET TIMING IS FREQUENT OR SHORT-TERM TRADING BY CERTAIN SHAREHOLDERS INTENDED TO PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS BY SELLING SHARES OF A FUND SHORTLY AFTER PURCHASE. MARKET TIMING MAY ADVERSELY IMPACT A FUND'S PERFORMANCE BY PREVENTING THE INVESTMENT MANAGER FROM FULLY INVESTING THE ASSETS OF THE FUND, DILUTING THE VALUE OF SHARES HELD BY LONG-TERM SHAREHOLDERS, OR INCREASING THE FUND'S TRANSACTION COSTS.

FUNDS THAT INVEST IN SECURITIES THAT TRADE INFREQUENTLY MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF INEFFICIENCIES IN THE SECURITIES MARKETS. FUNDS THAT INVEST IN SECURITIES THAT TRADE ON OVERSEAS SECURITIES MARKETS MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF CHANGES IN THE VALUES OF SECURITIES BETWEEN THE CLOSE OF OVERSEAS MARKETS AND THE CLOSE OF U.S. MARKETS, WHICH IS GENERALLY THE TIME AT WHICH A FUND'S NAV IS CALCULATED. TO THE EXTENT THAT A FUND HAS SIGNIFICANT HOLDINGS OF HIGH YIELD BONDS, TAX-EXEMPT SECURITIES OR FOREIGN SECURITIES, THE RISKS OF MARKET TIMING MAY BE GREATER FOR THE FUND THAN FOR OTHER FUNDS. SEE "PRINCIPAL INVESTMENT STRATEGIES" FOR A DISCUSSION OF THE TYPES OF SECURITIES IN WHICH YOUR FUND INVESTS.

SEE "VALUING FUND SHARES" FOR A DISCUSSION OF THE RIVERSOURCE FUNDS' POLICY ON FAIR VALUE PRICING, WHICH IS INTENDED, IN PART, TO REDUCE THE FREQUENCY AND EFFECT OF MARKET TIMING.

THE RIVERSOURCE FUNDS' BOARDS HAVE ADOPTED A POLICY THAT IS DESIGNED TO DETECT AND DETER MARKET TIMING THAT MAY BE HARMFUL TO THE FUNDS. EACH FUND SEEKS TO ENFORCE THIS POLICY THROUGH ITS SERVICE PROVIDERS AS FOLLOWS:

- The fund tries to distinguish market timing from trading that it believes is not harmful, such as periodic rebalancing for purposes of asset allocation or dollar cost averaging. Under the fund's procedures, there is no set number of transactions in the fund that constitutes market timing. Even one purchase and subsequent sale by related accounts may be market timing. Generally, the fund seeks to restrict the exchange privilege of an investor who makes more than three exchanges into or out of the fund in any 90-day period. Accounts held by a retirement plan or a financial institution for the benefit of its participants or clients, which typically engage in daily transactions, are not subject to this limit, although the fund seeks the assistance of financial institutions in applying similar restrictions on the sub-accounts of their participants or clients.

- If an investor's trading activity is determined to be market timing or otherwise harmful to existing shareholders, the fund reserves the right to modify or discontinue the investor's exchange privilege or reject the investor's purchases or exchanges, including purchases or exchanges accepted by a financial institution. The fund may treat accounts it believes to be under common control as a single account for these purposes, although it may not be able to identify all such accounts.

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                                                                            S.16

- Although the fund does not knowingly permit market timing, it cannot guarantee that it will be able to identify and restrict all short-term trading activity. The fund receives purchase and sale orders through financial institutions where market timing activity may not always be successfully detected.

Other exchange policies:

- Exchanges must be made into the same class of shares of the new fund.

- Exchanges into RiverSource Tax-Exempt Money Market Fund may be made only from Class A shares.

- If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

- Once the fund receives your exchange request, you cannot cancel it.

- Shares of the new fund may not be used on the same day for another exchange or sale.

- Shares of the Class W originally purchased, but no longer held in a discretionary managed account, may not be exchanged for Class W shares of another fund. You may continue to hold these shares in the fund. Changing your investment to a different fund will be treated as a sale and purchase, and you will be subject to applicable taxes on the sale and sales charges on the purchase of the new fund.

SELLING SHARES

You may sell your shares at any time. The payment will be sent within seven days after your request is received in good order.

When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order, minus any applicable CDSC.

REPURCHASES. You can change your mind after requesting a sale and use all or part of the sale proceeds to purchase new shares in the same account, fund and class from which you sold. If you reinvest in Class A, you will purchase the new shares at NAV, up to the amount of the sale proceeds, instead of paying a sales charge on the date of a new purchase. If you reinvest in Class B or Class C, any CDSC you paid on the amount you are reinvesting also will be reinvested. In order for you to take advantage of this repurchase waiver, you must notify your financial institution within 90 days of the date your sale request was processed. Contact your financial institution for information on required documentation. The repurchase privilege may be modified or discontinued at any time and use of this option may have tax consequences.

Each fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

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S.17

VALUING FUND SHARES

For classes of shares sold with an initial sales charge, the public offering or purchase price is the net asset value plus the sales charge. For funds or classes of shares sold without an initial sales charge, the public offering price is the NAV.

Orders in good form are priced at the NAV next determined after you place your order. Good form or good order means that your instructions have been received in the form required by the fund. This may include, for example, providing the fund name and account number, the amount of the transaction and all required signatures. For more information, contact your financial institution.

The NAV is the value of a single share of a fund. The NAV is determined by dividing the value of a fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open. Securities are valued primarily on the basis of market quotations and floating rate loans are valued primarily on the basis of indicative bids. Both market quotations and indicative bids are obtained from outside pricing services approved and monitored under procedures adopted by the Board. Certain short-term securities with maturities of 60 days or less are valued at amortized cost.

When reliable market quotations or indicative bids are not readily available, investments are priced at fair value based on procedures adopted by the Board. These procedures are also used when the value of an investment held by a fund is materially affected by events that occur after the close of a securities market but prior to the time as of which the fund's NAV is determined. Valuing investments at fair value involves reliance on judgment. The fair value of an investment is likely to differ from any available quoted or published price. To the extent that a fund has significant holdings of high yield bonds, floating rate loans, tax-exempt securities or foreign securities that may trade infrequently, fair valuation may be used more frequently than for other funds. The funds use an unaffiliated service provider to assist in determining fair values for foreign securities.

Foreign investments are valued in U.S. dollars. Some of a fund's securities may be listed on foreign exchanges that trade on weekends or other days when the fund does not price its shares. In that event, the NAV of the fund's shares may change on days when shareholders will not be able to purchase or sell the fund's shares.

DISTRIBUTIONS AND TAXES

As a shareholder you are entitled to your share of your fund's net income and net gains. Each fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

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                                                                            S.18

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Your fund's net investment income is distributed to you as dividends. Dividends may be composed of qualifying dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which may include non-qualifying dividends, interest income and short-term capital gains. Because of the types of income earned by fixed income funds, it is unlikely the funds will distribute qualifying dividend income. Capital gains are realized when a security is sold for a higher price than was paid for it. Each realized capital gain or loss is long-term or short-term depending on the length of time the fund held the security. Realized capital gains and losses offset each other. The fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains are included in net investment income. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions.

REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the fund unless you request distributions in cash. The financial institution through which you purchased shares may have different policies.

Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. Generally, if you sell shares for less than their cost, the difference is a capital loss or if you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).

You may not create a tax loss, based on paying a sales charge, by exchanging shares before the 91(st) day after the day of purchase. If you buy Class A shares and exchange into another fund before the 91(st) day after the day of purchase, you may not include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased. For more information, see the SAI.

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S.19

FOR TAXABLE FUNDS. Distributions of shares not held in IRAs or other retirement accounts are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

Income received by a fund may be subject to foreign tax and withholding. Tax conventions between certain countries and the U.S. may reduce or eliminate these taxes.

Shares held in an IRA or qualified retirement account are generally subject to different tax rules. Taking a distribution from your IRA or qualified retirement plan may subject you to federal taxes, penalties and reporting requirements. Please consult your tax advisor.

FOR RIVERSOURCE INFLATION PROTECTED SECURITIES FUND. Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by Internal Revenue Service regulations to be taxable income in the year it occurs. The fund will distribute both interest income and the income attributable to principal adjustments, both of which are taxable to shareholders.

FOR TAX-EXEMPT FUNDS. Dividends distributed from interest earned on tax-exempt securities (exempt-interest dividends) are exempt from federal income taxes but may be subject to state and local taxes. Dividends distributed from capital gain distributions and other income earned are not exempt from federal income taxes. Distributions are taxable in the year the fund declares them regardless of whether you take them in cash or reinvest them.

Interest on certain private activity bonds is a preference item for purposes of the individual and corporate alternative minimum taxes. To the extent the fund earns such income, it will flow through to its shareholders and may be taxable to those shareholders who are subject to the alternative minimum tax. See the SAI for more information.

Because interest on municipal bonds and notes is tax-exempt for federal income tax purposes, any interest on money you borrow that is used directly or indirectly to purchase fund shares is not deductible on your federal income tax return. You should consult a tax advisor regarding its deductibility for state and local income tax purposes.

FOR STATE TAX-EXEMPT FUNDS. The Kentucky Court of Appeals recently held that Kentucky's tax exemption of interest on its own bonds and its taxation of interest on the bonds of other states is illegal. The United States Supreme Court (Supreme Court) has granted certiorari and if the Supreme Court affirms this decision or other state courts reach the same conclusion with respect to the states in which the State Tax-Exempt Funds invest, this decision could have implications for the tax treatment of the bonds held by the State Tax-Exempt Funds. For additional information regarding the Minnesota Tax-Exempt Fund, please see "Taxes" in the SAI.

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                                                                            S.20

IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in a fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.

GENERAL INFORMATION

AVAILABILITY AND TRANSFERABILITY OF FUND SHARES

Please consult your financial institution to determine availability of RiverSource funds. Currently, RiverSource funds may be purchased or sold through affiliated broker-dealers of RiverSource Investments and through certain unaffiliated financial institutions. If you set up an account at a financial institution that does not have, and is unable to obtain, a selling agreement with the distributor of the RiverSource funds, you will not be able to transfer RiverSource fund holdings to that account. In that event, you must either maintain your RiverSource fund holdings with your current financial institution, find another financial institution with a selling agreement, or sell your shares, paying any applicable CDSC. Please be aware that transactions in taxable accounts are taxable events and may result in income tax liability.

ADDITIONAL SERVICES AND COMPENSATION

In addition to acting as the fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the funds.

Administration Services. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the RiverSource funds. These services include administrative, accounting, treasury, and other services. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Custody Services. Ameriprise Trust Company, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the custodian or Ameriprise Trust Company), provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association provides custody services. In addition, Ameriprise Trust Company is paid for certain transaction fees and out-of-pocket expenses incurred while providing services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

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S.21

Distribution and Shareholder Services. RiverSource Distributors, Inc., 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the distributor or RiverSource Distributors), provides underwriting and distribution services to the RiverSource funds. Under the Distribution Agreement and related distribution and shareholder servicing plans, the distributor receives distribution and shareholder servicing fees. The distributor may retain a portion of these fees to support its distribution and shareholder servicing activity. The distributor re-allows the remainder of these fees (or the full fee) to the financial institutions that sell fund shares and provide services to shareholders. Fees paid by a fund for these services are set forth under "Distribution (12b-1) fees" in the expense table under "Fees and Expenses." More information on how these fees are used is set forth under "Investment Options -- Classes of Shares" and in the SAI. The distributor also administers any sales charges paid by an investor at the time of purchase or at the time of sale. See "Shareholder Fees (fees paid directly from your investment)" under "Fees and Expenses" for the scheduled sales charge of each share class. See "Buying and Selling Shares:
Sales Charges" for variations in the scheduled sales charges, and for how these sales charges are used by the distributor. See "Other Investment Strategies and Risks" for the RiverSource funds' policy regarding directed brokerage.

Plan Administration Services. Under a Plan Administration Services Agreement the fund pays for plan administration services, including services such as implementation and conversion services, account set-up and maintenance, reconciliation and account recordkeeping, education services and administration to various plan types, including 529 plans, retirement plans and Health Savings Accounts (HSAs). Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Transfer Agency Services. RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the transfer agent or RiverSource Service Corporation), provides or compensates others to provide transfer agency services to the RiverSource funds. The RiverSource funds pay the transfer agent a fee that varies by class, as set forth in the SAI, and reimburses the transfer agent for its out-of-pocket expenses incurred while providing these transfer agency services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses." RiverSource Service Corporation pays a portion of these fees to financial institutions that provide sub-recordkeeping and other services to fund shareholders. The SAI provides additional information about the services provided and the fee schedules for the transfer agent agreements.

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                                                                            S.22

PAYMENTS TO FINANCIAL INSTITUTIONS

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial institutions, including inter-company allocation of resources or payments to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial institution may elevate the prominence or profile of the fund within the financial institution's organization, and may provide the distributor and its affiliates with preferred access to the financial institution's registered representatives or preferred access to the financial institution's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial institution's pecuniary interest and its duties to its customers, for example, if the financial institution receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial institution or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments, and the distributor, and the products they offer, including the fund.

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial institution, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial institution, and the access the distributor or other representatives of the fund may have within the financial institution for advertisement or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial institution and its customers.

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S.23

These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial institution charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial institution (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one type of fund may warrant a greater or lesser amount of payments than purchases of another type of fund. Additionally, sale and maintenance of shares on a retail basis may result in a greater or lesser amount of payments than for the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and often are significant. Additional information concerning the amount and calculation of these payments is available in the fund's SAI.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial institutions and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of RiverSource fund assets (in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

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                                                                            S.24

The financial institution through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial institution. The SAI contains additional detail regarding payments made by the distributor to financial institutions.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

Financial institutions may separately charge you additional fees. See "Buying and Selling Shares."

ADDITIONAL MANAGEMENT INFORMATION

MANAGER OF MANAGERS EXEMPTION. The RiverSource funds have received an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the fund to add or change unaffiliated subadvisers or change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

Before certain fixed income funds may rely on the order, holders of a majority of the fund's outstanding voting securities will need to approve operating the fund in this manner. There is no assurance shareholder approval will be received, and no changes will be made without shareholder approval until that time. For more information, see the SAI.

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S.25

RiverSource Investments or its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create a conflict of interest. In making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, RiverSource Investments does not consider any other relationship it or its affiliates may have with a subadviser, and RiverSource Investments discloses the nature of any material relationships it has with a subadviser to the Board.

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to RiverSource funds that provide asset-allocation services to shareholders by investing in shares of other RiverSource funds (Funds of Funds) and to discretionary managed accounts (collectively referred to as "affiliated products"). A fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time or through other measures, a fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of a fund, a redemption by one or more affiliated product could cause a fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments will report to the Board on the steps it has taken to manage any potential conflicts.

CASH RESERVES. A fund may invest its daily cash balance in RiverSource Short-Term Cash Fund (Short-Term Cash Fund), a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. While Short-Term Cash Fund does not pay an advisory fee to RiverSource Investments, it does incur other expenses, and is expected to operate at a very low expense ratio. A fund will invest in Short-Term Cash Fund only to the extent it is consistent with the fund's investment objectives and policies. Short-Term Cash Fund is not insured or guaranteed by the FDIC or any other government agency.

FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by a fund. A description of these policies and procedures is included in the SAI.

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                                                                            S.26

LEGAL PROCEEDINGS. Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the fund. Information regarding certain pending and settled legal proceedings may be found in the Fund's shareholder reports and in the SAI. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

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S.27

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This fund can be purchased from Ameriprise Financial Services or from a limited number of other authorized financial institutions. The fund can be found under the "RiverSource" banner in most mutual fund quotations.

Additional information about the fund and its investments is available in the fund's SAI, and annual and semiannual reports to shareholders. In the fund's annual report, you will find a discussion of market conditions and investment strategies that significantly affected the fund's performance during its most recent fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report, or the semiannual report, or to request other information about the fund, contact RiverSource Funds or your financial institution. To make a shareholder inquiry, contact the financial institution through whom you purchased the fund.

RiverSource Funds
734 Ameriprise Financial Center
Minneapolis, MN 55474
(888) 791-3380

RiverSource Funds information available at RiverSource Investments website address:
riversource.com/funds

You may review and copy information about the fund, including the SAI, at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-551-8090). Reports and other information about the fund are available on the EDGAR Database on the Commission's Internet site at www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549-0102.

Investment Company Act File #811-2503

TICKER SYMBOL
Class A: INBNX     Class B: ININX     Class C: AXBCX     Class I: RDBIX
Class R2: --       Class R3: RSDBX    Class R4: IDBYX    Class R5: RSVBX    Class W: RVBWX

(RIVERSOURCE INVESTMENTS LOGO)                              S-6495-99 AA (10/07)